UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2024

Cassava Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41905	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6801 N Capital of Texas Highway, Building 1; Suite 300
Austin, Texas 78731
(Address of principal executive offices, including zip code)

(512) 501-2444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	Nasdaq Capital Market
Warrants, exercisable for shares of Common Stock*	SAVAW	Nasdaq Capital Market

* In connection with the redemption of the Warrants on May 7, 2024, Nasdaq Stock Market LLC has filed a Form 25 relating to their removal from listing and deregistration under Section 12(b) of the Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On July 15, 2024, Remi Barbier, President and Chief Executive Officer of Cassava Sciences, Inc. (the “Company” or “Cassava”) resigned from the Company, effective as of September 13, 2024 (the “Effective Date”). Mr. Barbier’s resignation shall be deemed “Other Than for Cause” for purposes of Mr. Barbier’s employment agreement with the Company, dated July 1, 1998 (as amended, the “Employment Agreement”), as contemplated by Section 3(d) of the Employment Agreement. Mr. Barbier will remain employed by the Company through the Effective Date in a non-executive capacity, without duties or responsibilities.

Pursuant to the terms of Mr. Barbier’s Employment Agreement, Mr. Barbier will receive severance compensation equal to $1.23 million over twelve months following the Effective Date, together with accrued salary through the Effective Date. Mr. Barbier will continue to participate in the Company’s medical plan at Cassava’s expense and will receive a payment sufficient to provide insurance coverage equivalent to existing third-party plans, in each case for a period of twelve months following separation.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as an exhibit to the Company’s Annual Report on Form 10-K.

In addition, on July 15, 2024, the Company’s Board of Directors (the “Board”) accepted Mr. Barbier’s resignation as Chairman of the Board and from board membership, effective immediately.  Mr. Barbier’s resignation from the Board is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) On July 15, 2024, Richard J. Barry, an independent director and currently the Chair of the Company’s Audit and Nominating & Governance Committees, was appointed by the Board as its Executive Chairman. Mr. Barry was serve as the Company’s principal executive officer until a permanent Chief Executive Officer is identified.

In accordance with applicable Nasdaq listing rules, Mr. Barry will step aside from his membership on the Company’s Audit and Nominating and Governance Committees during the course of his service as Executive Chairman. Pierre Gravier will join, and serve as the Chair of, the Company’s Audit Committee and Robert Anderson, Jr. will join, and serve as the Chair of, the Company’s Nominating and Governance Committee.

Mr. Barry, 65, has served as a director since June 2021. Since June 2015, Mr. Barry has served as a director of Sarepta Therapeutics, Inc. (Nasdaq: SRPT) and from June 2019 through October 2020, he served as a director of MiMedx Group Inc. (Nasdaq: MDXG). Mr. Barry has extensive experience in the investment management business. He was a founding member of Eastbourne Capital Management LLC, and served as a Managing General Partner and Portfolio Manager from 1999 to its close in 2010. Prior to Eastbourne, Mr. Barry was a Portfolio Manager and Managing Director of Robertson Stephens Investment Management. Mr. Barry holds a Bachelor of Arts from Pennsylvania State University. The Board has concluded that Mr. Barry’s experience as founder and managing director of investment funds and as a director to public companies, including service on Audit, Compensation, and Nominating and Governance Committees, qualifies him to serve as Executive Chairman.

There are no arrangements or understandings between Mr. Barry and any other persons pursuant to which Mr. Barry was named Executive Chairman of the Company. Mr. Barry does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Barry does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.  Regulation FD Disclosure

On July 17, 2024, Cassava issued a press release related to the matters described in Items 5.02 and 8.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.  Other Events.

On July 16, 2024, Cassava and Lindsay Burns, Ph.D., SVP, Neuroscience, at the Company, agreed that Dr. Burns will step down from her employment with the Company, effective immediately.

The terms of Dr. Burns’ separation are set forth in a Consulting Agreement (the “Burns Agreement”), which includes a Release Agreement, between Dr. Burns and the Company, dated July 16, 2024.  Pursuant to the Burns Agreement, following her separation from the Company and for a one-year period, Dr. Burns will furnish consulting services as, and to the extent, reasonably requested by Cassava for purposes of providing information and support for scientific research and/or obtaining governmental approval for the Company’s products. Cassava may, in its sole discretion, extend the term of the Burns Agreement for up to an additional year. The Company may also terminate the Burns Agreement at any time for cause, including, without limitation, for any actions that discredit Cassava’s business reputation. Dr. Burns will be paid $500 per hour for such consulting services, which will constitute continuous service for purposes of outstanding equity awards held by Dr. Burns.

Pursuant to the Burns Agreement, Dr. Burns will receive severance compensation equal to $0.5 million in quarterly installments over twelve months, together with accrued salary through July 16, 2024.  Dr. Burns will continue to participate in the Company’s medical plan at Cassava’s expense for a period of twelve months following separation, which may be extended to eighteen months in connection with an extension of the term of the Burns Agreement. Dr. Burns will remain eligible for applicable indemnification rights under Dr. Burns’ existing indemnification agreement, the Company’s by-laws and the Company’s insurance policies, in each case, subject to the terms and conditions and limitations thereof.

The Burns Agreement provides for Dr. Burns’ general release of claims in favor of the Company, subject to certain exceptions. In addition, Dr. Burns will be subject to a one-year non-competition covenant, a two-year non-solicitation covenant, and indefinite non-disparagement and confidentiality covenants. Dr. Burns will remain subject to her existing assignment of inventions agreement.

9.01: Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASSAVA SCIENCES, INC.
a Delaware corporation

Date: July 17, 2024
	By:	/s/ ERIC J. SCHOEN
Eric J. Schoen
Chief Financial Officer